Exhibit 99.1

99.1          Press Release issued by Haemonetics Corporation on January 9, 2006.

FOR RELEASE:	CONTACT:
Date: January 10, 2006	Julie Fallon
Time: 4:15 PM Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com

HAEMONETICS ANNOUNCES CFO RETIREMENT

BRAINTREE, MA, January 9, 2006 – Haemonetics Corporation announced today that Ronald Ryan will retire after nearly eight years as Chief Financial Officer.  Mr. Ryan will continue to serve as CFO until a successor is appointed.  The firm of Heidrich & Struggles has been retained to lead the search for a new CFO.

Brad Nutter, Haemonetics’ CEO, said, “I credit Ron’s disciplined leadership for the consistent improvements in Haemonetics’ cash flow, profitability and balance sheet.  I am pleased that Ron has agreed to remain with us for a period of time after his successor is appointed, to assist in the transition and to lead our global ERP initiative – the largest and most significant company-wide, internal initiative Haemonetics has embraced.”

Mr. Ryan will remain a member of the Company’s Operating Committee until his retirement.

Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems.  These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety.  To learn more about Haemonetics’ products and markets, visit its web site at http://www.haemonetics.com.

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